Exhibit 10.30

TAILORED BRANDS, INC.

2016 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Tailored Brands, Inc., a Texas corporation (the “Company”), hereby grants to the employee of the Company named herein (the “Employee”) the following Nonqualified Stock Option (the “Option”) pursuant to the terms and conditions of the Tailored Brands, Inc. 2016 Long-Term Incentive Plan (the “Plan”), and this Nonqualified Stock Option Agreement (this “Option Agreement”).

1. Name of Employee:	[ • ]

2. Grant Date:	[ • ] , 20[ • ]	(the “Grant Date”)

3. Number of Shares of Stock Subject to Option:	[ • ]

4. Option Exercise Price:	$[• ]	per share of Stock

5. Vesting:	Except as otherwise provided in this Option Agreement, the Option shall vest and become exercisable in accordance with the following provisions:

(a)The Option shall vest and may be exercised in accordance with the schedule contained in Exhibit A attached hereto and made a part of this Option Agreement.

(b)To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires and terminates as provided in the applicable sections of this Option Agreement.

(c)In the event of the Employee’s Termination of Employment for any reason, the Option shall not continue to vest after such Termination of Employment.

6. Expiration and Termination of the Option:

Except as otherwise provided in this Option Agreement, the Option shall expire and terminate on the earlier of (a) the tenth anniversary of the Grant Date (the “Option General Expiration Date”); and (b) ninety (90) days after the Employee’s Termination of Employment.

7. Retirement, Death or Disability:

If the Employee’s employment with the Company or any Affiliate terminates by reason of the Employee’s Retirement, death or Disability, the Option shall expire and terminate on the earlier of (a) the Option General Expiration Date; and (b) one year following the date of the Employee’s Termination of Employment due to Retirement, death or Disability.  The Option may be exercised pursuant to the provisions of this Section 7 of this Option Agreement with respect to the number of shares of Stock that the Employee would have been entitled to purchase had the Employee exercised the Option on the date of the Employee’s Termination of Employment.

8. Change in Control:

In the event of a Change in Control, the terms and conditions of the Change in Control Plan will apply with respect to the Option.  The term “Change in Control Plan” shall mean the Tailored Brands, Inc. Senior Executive Change in Control Severance Plan, adopted effective September 8, 2016.  For purposes of this Section 8, the terms and conditions of the Change in Control Plan are incorporated into and made a part of this Option Agreement.

9. Limits on Exercisability:

The Option shall not be exercisable until (a) the effective registration under the Securities Act of 1933, as amended (the “Act”), of the shares of Stock to be received pursuant to this Option Agreement (unless in the opinion of counsel for the Company such offering is exempt from registration under the Act); and (b) compliance with all other applicable laws.  If the Employee is an officer or “affiliate” of the Company (as such term is defined under the Act), the Employee consents to the placing on the certificate for any shares of Stock acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares of Stock, except in accordance with the Act and all applicable rules thereunder.

10. Shareholder Rights:

Except as otherwise provided in this Option Agreement, the Employee shall have none of the rights of a shareholder with respect to the shares of Stock underlying the Option until the Employee exercises the Option and becomes the recordholder of the shares of Stock underlying the Option.

11. Effect of Plan:

The Option is subject in all cases to the terms and conditions set forth in the Plan, which are incorporated into and made a part of this Option Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Option Agreement, the terms of the Plan will govern.  All capitalized terms that are used in this Option Agreement but are not defined in this Option

Agreement shall have the meanings ascribed to such terms in the Plan.

12. Acknowledgment:	By receipt of this Award, the Employee acknowledges and agrees that the Option is subject to all of the terms and conditions of the Plan and this Option Agreement.

13. Forfeiture for Cause:	Notwithstanding any other provision of this Option Agreement, the Option granted hereunder shall be subject to the Forfeiture for Cause provisions contained in Section 4.7 of the Plan.

14. Effect on Other Agreements:

The parties acknowledge and agree that, with the exception of the Change in Control Plan or an employment agreement, if either or both are applicable to the Employee, the provisions of this Option Agreement shall supersede any and all other agreements and rights that the Employee has under any agreements or arrangements between the Employee and the Company, whether in writing or otherwise, with respect to the matters set forth herein.

EXHIBIT A

Applicable Vesting Schedule for the Option

Date On and After Which	Additional Percentage	Additional Number of Shares
Portion of Option May Be	of Option Vested and	With Respect to Which
Exercised	Exercisable	Option May Be Exercised